Exhibit 99.1

IQVIA Reports Third-Quarter 2024 Results
and Announces Investor Day

•Revenue of $3,896 million
•GAAP Net Income of $285 million, Adjusted EBITDA of $939 million
•GAAP Diluted Earnings per Share of $1.55, Adjusted Diluted Earnings per Share of $2.84
•R&D Solutions quarterly bookings of $2.3 billion, resulting in trailing-twelve-month bookings of $10.4 billion and a trailing-twelve-month book-to-bill ratio of 1.22x
•R&D Solutions contracted backlog of $31.1 billion, up 8.0 percent reported year-over-year
•TAS Revenue of $1,554 million, up 8.6 percent year-over-year
•Operating Cash Flow of $721 million, bringing year-to-date Operating Cash Flow to $1,831 million, up 31 percent year-over-year
•Free Cash Flow of $571 million, bringing year-to-date Free Cash Flow to $1,393 million, up 49 percent year-over-year
•Full-year 2024 guidance updated for revenue to be between $15,350 million and $15,400 million, Adjusted EBITDA between $3,675 million and $3,700 million, and Adjusted Diluted Earnings per Share between $11.10 and $11.20
•Investor Day to be held on December 10, 2024

RESEARCH TRIANGLE PARK, N.C. – (BUSINESS WIRE) – October 31, 2024 – IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries, today reported financial results for the quarter ended September 30, 2024.

Third-Quarter 2024 Operating Results
Revenue for the third quarter of $3,896 million increased 4.3 percent on a reported basis and 4.2 percent at constant currency, compared to the third quarter of 2023. Technology & Analytics Solutions (TAS) revenue of $1,554 million increased 8.6 percent on a reported basis and 8.2 percent at constant currency. Research & Development Solutions (R&DS) revenue of $2,162 million increased 1.9 percent on a reported basis and 2.0 percent at constant currency. Excluding the impact of pass throughs, R&DS revenue grew 3.2 percent on a reported basis. Contract Sales & Medical Solutions (CSMS) revenue of $180 million decreased 1.6 percent on a reported basis and 1.1 percent at constant currency.

As of September 30, 2024, R&DS contracted backlog, including reimbursed expenses, was $31.1 billion, growing 8.0 percent year-over-year and 6.7 percent at constant currency. The company expects approximately $7.8 billion of this backlog to convert to revenue in the next twelve months. The third-quarter book-to-bill ratio was 1.06x, which includes the impact of a large program cancellation due to drug futility (1.22x excluding this large program cancellation). For the twelve months ended September 30, 2024, the book-to-bill ratio is 1.22x.

Third-quarter GAAP Net Income was $285 million and GAAP Diluted Earnings per Share was $1.55. Adjusted EBITDA was $939 million, up 5.7 percent year-over-year. Adjusted Net Income was $523 million and Adjusted Diluted Earnings per Share was $2.84, up 13.2 percent and 14.1 percent, respectively.

Year-to-Date 2024 Operating Results
Revenue for the first nine months of 2024 was $11,447 million, up 3.0 percent on a reported basis and 3.5 percent at constant currency, compared to the first nine months of 2023. TAS revenue was $4,502 million, representing growth of 3.9 percent on a reported basis and 4.3 percent at constant currency. R&DS revenue was $6,404 million, up 2.6 percent on a reported basis and 3.0 percent at constant currency. CSMS revenue was $541 million, flat year-over-year on a reported basis and up 3.0 percent at constant currency.

GAAP Net Income was $936 million and GAAP Diluted Earnings per Share was $5.08. Adjusted EBITDA was $2,688 million. Adjusted Net Income was $1,478 million and Adjusted Diluted Earnings per Share was $8.02.

Financial Position
As of September 30, 2024, cash and cash equivalents were $1,572 million and debt was $13,512 million, resulting in net debt of $11,940 million. IQVIA’s Net Leverage Ratio was 3.27x trailing twelve-month Adjusted EBITDA. For the third quarter, Operating Cash Flow was $721 million and Free Cash Flow was $571 million.

Share Repurchase
During the third quarter of 2024, the company repurchased $200 million of its common stock. IQVIA had $2,163 million of share repurchase authorization remaining as of September 30, 2024.

Full-Year 2024 Guidance
The company is updating its full-year 2024 guidance to reflect delays in two fast-burning mega trials due to client-related short-term logistical challenges. These trials are now expected to ramp in the second half of 2025. As a result, full-year 2024 revenue is now expected to be between $15,350 million and $15,400 million, Adjusted EBITDA between $3,675 million and $3,700 million, and Adjusted Diluted Earnings per Share between $11.10 and $11.20.

All financial guidance assumes foreign currency exchange rates as of October 30, 2024 remain in effect for the forecast period.

“IQVIA reported strong third quarter results,” stated Ari Bousbib, chairman and CEO of IQVIA. “We delivered margin expansion, strong free cash flow, and double-digit Adjusted Diluted EPS growth. As we anticipated, TAS revenue growth accelerated in the quarter; in fact, revenue growth exceeded our expectations to over 8 percent year-over-year, underlining our confidence in the continued recovery of this segment. R&DS revenue growth achieved our expectations, even as our short-term outlook has been affected by the combined impact of one large program cancellation and the delay of two mega trials. The R&DS business fundamentals are solid as forward-looking indicators such as RFP flow, qualified pipeline growth, backlog growth, and next-twelve-month revenue from backlog remain healthy.”

Investor Day
IQVIA will host an Investor Day at the company's Innovation Park headquarters in North Carolina on Tuesday, December 10, 2024. Management will provide an update on the business, with presentations from members of IQVIA’s senior executive team starting at 10:30 a.m. Eastern Time and concluding at approximately 1:00 p.m. Eastern Time. Following the presentations, attendees will have the opportunity to participate in a guided tour of product demonstrations and laboratory facilities. More information on the event is available on the IQVIA Investor Relations website at http://ir.iqvia.com.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its third-quarter 2024 results and its fourth-quarter and full-year 2024 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries. IQVIA’s portfolio of solutions are powered by IQVIA Connected Intelligence™ to deliver actionable insights and services built on high-quality health data, Healthcare-grade AI™, advanced analytics, the latest technologies and extensive domain expertise. With approximately 88,000 employees in over 100 countries, including experts in healthcare, life sciences, data science, technology and operational excellence, IQVIA is dedicated to accelerating the development and commercialization of innovative medical treatments to help improve patient outcomes and population health worldwide.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year 2024 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, and international conflicts or other disruptions outside of our control such as the current situation in Ukraine and Russia; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation, and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Gross Leverage Ratio, Net Leverage Ratio and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements, trademarks and trade names from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our full-year 2024 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

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Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2024	2023	2024	2023
Revenues	$3,896	$3,736	$11,447	$11,116
Cost of revenues, exclusive of depreciation and amortization	2,518	2,426	7,450	7,267
Selling, general and administrative expenses	522	502	1,539	1,497
Depreciation and amortization	278	297	811	809
Restructuring costs	28	30	71	67
Income from operations	550	481	1,576	1,476
Interest income	(13)	(14)	(36)	(24)
Interest expense	170	181	499	491
Other expense (income), net	44	(35)	(12)	(77)
Income before income taxes and equity in earnings of unconsolidated affiliates	349	349	1,125	1,086
Income tax expense	65	51	189	203
Income before equity in earnings of unconsolidated affiliates	284	298	936	883
Equity in earnings of unconsolidated affiliates	1	5	—	6
Net income	$285	$303	$936	$889
Earnings per share attributable to common stockholders:
Basic	$1.57	$1.66	$5.14	$4.82
Diluted	$1.55	$1.63	$5.08	$4.76
Weighted average common shares outstanding:
Basic	182.1	182.9	182.1	184.4
Diluted	184.2	185.5	184.3	186.9

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(in millions, except per share data)	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,572	$1,376
Trade accounts receivable and unbilled services, net	3,196	3,381
Prepaid expenses	195	141
Income taxes receivable	54	32
Investments in debt, equity and other securities	140	120
Other current assets and receivables	475	546
Total current assets	5,632	5,596
Property and equipment, net	513	523
Operating lease right-of-use assets	259	296
Investments in debt, equity and other securities	117	105
Investments in unconsolidated affiliates	203	134
Goodwill	15,091	14,567
Other identifiable intangibles, net	4,734	4,839
Deferred income taxes	164	166
Deposits and other assets, net	467	455
Total assets	$27,180	$26,681
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,434	$3,564
Unearned income	1,824	1,799
Income taxes payable	161	116
Current portion of long-term debt	1,219	718
Other current liabilities	354	294
Total current liabilities	6,992	6,491
Long-term debt, less current portion	12,293	12,955
Deferred income taxes	128	202
Operating lease liabilities	188	223
Other liabilities	612	698
Total liabilities	20,213	20,569
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of September 30, 2024 and December 31, 2023, $0.01 par value, 258.1 shares issued and 181.6 shares outstanding as of September 30, 2024; 257.2 shares issued and 181.5 shares outstanding as of December 31, 2023	11,106	11,028
Retained earnings	5,628	4,692
Treasury stock, at cost, 76.5 and 75.7 shares as of September 30, 2024 and December 31, 2023, respectively	(8,941)	(8,741)
Accumulated other comprehensive loss	(826)	(867)
Total stockholders’ equity	6,967	6,112
Total liabilities and stockholders’ equity	$27,180	$26,681

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Nine Months Ended September 30,
(in millions)	2024	2023
Operating activities:
Net income	$936	$889
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	811	809
Amortization of debt issuance costs and discount	16	13
Stock-based compensation	158	172
Earnings from unconsolidated affiliates	—	(6)
Gain on investments, net	(29)	(5)
Benefit from deferred income taxes	(114)	(117)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	259	(241)
Change in other operating assets and liabilities	(206)	(112)
Net cash provided by operating activities	1,831	1,402
Investing activities:
Acquisition of property, equipment and software	(438)	(470)
Acquisition of businesses, net of cash acquired	(649)	(869)
Purchases of marketable securities, net	—	(4)
Investments in unconsolidated affiliates, net of payments received	(68)	(16)
Investments in debt and equity securities	(2)	(36)
Proceeds from sale of property, equipment and software	25	—
Other	(2)	4
Net cash used in investing activities	(1,134)	(1,391)
Financing activities:
Proceeds from issuance of debt	—	1,250
Payment of debt issuance costs	—	(19)
Repayment of debt and principal payments on finance leases	(130)	(118)
Proceeds from revolving credit facility	685	2,009
Repayment of revolving credit facility	(785)	(2,184)
Payments related to employee stock incentive plans	(61)	(58)
Repurchase of common stock	(200)	(763)
Contingent consideration and deferred purchase price payments	(12)	(79)
Net cash (used in) provided by financing activities	(503)	38
Effect of foreign currency exchange rate changes on cash	2	(41)
Increase in cash and cash equivalents	196	8
Cash and cash equivalents at beginning of period	1,376	1,216
Cash and cash equivalents at end of period	$1,572	$1,224

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net Income	$285	$303	$936	$889
Provision for income taxes	65	51	189	203
Depreciation and amortization	278	297	811	809
Interest expense, net	157	167	463	467
Income in unconsolidated affiliates	(1)	(5)	—	(6)
Stock-based compensation	54	47	158	172
Other expense (income), net (1)	56	(40)	11	(92)
Restructuring and related expenses (2)	38	42	99	102
Acquisition related expenses	7	26	21	59
Adjusted EBITDA	$939	$888	$2,688	$2,603

(1)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(2)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2024	2023	2024	2023
Net Income	$285	$303	$936	$889
Provision for income taxes	65	51	189	203
Purchase accounting amortization (1)	139	156	401	411
Income in unconsolidated affiliates	(1)	(5)	—	(6)
Stock-based compensation	54	47	158	172
Other expense (income), net (2)	56	(40)	11	(92)
Restructuring and related expenses (3)	38	42	99	102
Acquisition related expenses	7	26	21	59
Adjusted Pre Tax Income	$643	$580	$1,815	$1,738
Adjusted tax expense	(120)	(118)	(337)	(360)
Adjusted Net Income	$523	$462	$1,478	$1,378

Adjusted earnings per share attributable to common stockholders:
Basic	$2.87	$2.53	$8.12	$7.47
Diluted	$2.84	$2.49	$8.02	$7.37
Weighted average common shares outstanding:
Basic	182.1	182.9	182.1	184.4
Diluted	184.2	185.5	184.3	186.9

(1)    Reflects all the amortization of acquired intangible assets.
(2)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(3)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(preliminary and unaudited)

(in millions)	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Net Cash provided by Operating Activities	$721	$1,831
Acquisition of property, equipment and software	(150)	(438)
Free Cash Flow	$571	$1,393

Table 7
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF SEPTEMBER 30, 2024
(preliminary and unaudited)

(in millions)
Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of September 30, 2024	$13,512
Net Debt as of September 30, 2024	$11,940
Adjusted EBITDA for the twelve months ended September 30, 2024	$3,654
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	3.70x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.27x

Contacts:

Kerri Joseph, IQVIA Investor Relations (kerri.joseph@iqvia.com)
+1.610.244.3020